UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 22, 2013

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

860-417-2465
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 22, 2013, Stratex Oil & Gas, Inc. (“Stratex”), a Delaware corporation and a wholly-owned subsidiary of Stratex Oil & Gas Holdings, Inc. (the “Company”), entered into a certain Purchase, Participation and Operations Agreement (the “Agreement”) with Mesa Resources, Inc., a Nevada corporation (“Mesa”), pursuant to which, among other things (i) Stratex agreed to acquire from Mesa, and Mesa agreed to sell and convey to Stratex, a 64% working interest and 48.64% net revenue interest in and to an approximately 60-acre oil and gas property (the “Property”) located in Callahan County, Texas in exchange for a cash payment of $300,800 and the assignment to Mesa of 150,000 shares of common stock of the Company and (ii) the parties set forth their understanding regarding (A) drilling, completion and workover activities to be conducted on the Property by Mesa, (B) operatorship of the Property, (C) an area of mutual interest (an “AMI”) in the vicinity of the Property and (D) pursuit of additional opportunities within the AMI.  Mesa is entitled to a 12.5% back-in working interest and 9.5% net revenue interest in and to the Property after payout, which burden of the back-in interest to Mesa will be borne by all working interest owners proportional to each working interest owner’s before payout working interest.  The term “after payout” means the first day of the month following the month during which the cumulative net operating income received by Stratex from the Property equals $300,800.  The purchase and participation price is an all-inclusive fixed turnkey price.  Thus, Stratex will not be responsible for any portion of cost over-runs, if any, nor will it be entitled to the benefits of cost savings, if any.  A copy of the Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On December 3, 2013, the Company issued a press release announcing the consummation of the transactions contemplated by the Agreement on November 26, 2013.  The purchase was financed with existing cash on Stratex’s balance sheet.  A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Purchase, Participation and Operations Agreement by and between Stratex Oil & Gas, Inc. and Mesa Resources, Inc. dated November 22, 2013.
99.1	Stratex Oil & Gas Holdings, Inc., Press Release, issued December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: December 3, 2013	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer and Chief Financial Officer